Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

MARY J. BLIGE AND JIMMY IOVINE TEAM WITH ORANGE 21;

LAUNCH “MELODIES BY MJB” SIGNATURE LINE OF SUNGLASSES

CARLSBAD, CA — May 17, 2010 — Multiplatinum selling recording artist and acclaimed music icon Mary J. Blige, Interscope Geffen A&M Records, and its Chariman, Jimmy Iovine, have joined forces with Orange 21 Inc. (OTC:ORNG.PK) to develop Melodies by MJB, a signature line of fashion sunglasses set to debut in Fall 2010. The first Melodies by MJB collection will feature four styles with a total of 20 color options. Each unique style will represent a specific facet of Blige’s life. Select retail partners for Melodies by MJB will be announced in the near future.

Nine-time Grammy Award winner Blige has sold more than 40 million albums in a career spanning almost two decades, becoming a major influence on popular culture. Orange 21, a Southern California eyewear company, designs, manufactures and sells sunglasses under the Spy Optic, Margaritaville and O’Neill brands. Orange 21 has been manufacturing and distributing high quality eyewear since 1994.

The innovative and creative collaboration was nurtured with the guidance and support of Jimmy Iovine, Chairman of Interscope Geffen A&M Records, Blige’s record company and a division of the Universal Music Group, the world’s largest music company. Melodies by MJB is the second major artist-centric brand Iovine has helped bring to market. With recording artist Dr. Dre, Iovine also recently developed Beats by Dr. Dre, which has quickly won a significant share of the premium headphone market and has included a partnership with electronics giant Hewlett-Packard.

Said Iovine, “To reach out beyond music, an artist has to become involved with something they’re already associated with and truly feel passionate about and not just stick their name on someone else’s product. As her fans know, Mary loves fashion and she especially loves sunglasses, making Melodies by MJB a natural fit for her.”

Added Stone Douglass, CEO of Orange 21, “We are incredibly excited to work with someone such as Mary who has such phenomenal influence in all aspects of the entertainment world. However, the most exciting element is how much Mary loves eyewear and how committed she is to driving her new brand.”

A second, more extensive, collection for Melodies by MJB will launch in Spring 2011.

About Orange 21 Inc.

Orange 21 is a premium producer of eyewear. Based in Carlsbad, California, the Orange 21 brands – SPY Optic and O’NEILL Eyewear - have become market leaders in both style and quality. The recent addition of the Margaritaville Eyewear line to its growing stable of brands is another great story from the people who invite everyone to “Live Through Our Lens.”

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Comments in this press release regarding, among other things, our future prospects, new opportunities and our new Melodies by MJB product offerings are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar, Canadian dollar and Euro; changes in commodity prices; our ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, produce and introduce innovative new products in a timely manner; our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; and other risks identified from time to time in our filings made with the U.S. Securities and

Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Orange 21 Inc.

Fran Richards

VP, Marketing

760-444-9771

www.orangetwentyone.com